CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in this Post-Effective Amendment No. 52 to Registration Statement No. 033-19421 on Form N-4 and Amendment No. 319 to Registration Statement No. 811-05439 on Form N-4 of our report dated March 21, 2024, relating to the statutory basis financial statements of Union Security Insurance Company, appearing in Form N-VPFS. We also consent to the reference to us under the heading "Experts” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
April 23, 2024